                                                                  EXHIBIT (b)(3)
--------------------------------------------------------------------------------
Presentation to


Board of Directors of


Allmerica Financial Corporation


February 19, 1997





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Table of Contents
--------------------------------------------------------------------------------



        1. Executive Summary


        2. Allmerica Property & Casualty Companies, Inc. - Valuation Analysis


        Appendix


           Allmerica Property & Casualty Companies, Inc. - Stock Price
           Performance


           Allmerica Financial Corporation - Valuation and Stock Price
           Performance


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--------------------------------------------------------------------------------


                               Executive Summary


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Executive Summary
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Review of Transaction Benefits




  . Improve AFC's ability to utilize capital efficiently and flexibly.


  . Simplify AFC's corporate structure and improve market understanding.


  . Stabilize the statutory capital position of FAFLIC.


  . Increase AFC's public market float.


  . Create liquidity for APY public shareholders at a fair and full price.





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Executive Summary
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--------------------------------------------------------------------------------
Situation Overview                .  On December 17, 1996 AFC made an initial
                                     offer to acquire the 40.5% of APY not
                                     currently owned by AFC for $29.00 per share consisting of 0.385 shares of AFC stock
                                     (then trading at $32.25 per share) plus
                                     $16.59 in cash. APY was trading at $28.75 per share the day before the proposal was made.

                                  .  Since the initial offer was made, AFC's
                                     stock has traded up to $39.25 per share (as of February 14, 1997), making its original offer worth $31.70 per share.

                                  .  Since the initial offer was made, APY's
                                     stock has generally traded in the $30.00 -
                                     $32.00 per share range.





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Executive Summary
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---------------------------
Summary of Offer               .  At the election of the shareholder, each share
                                  of APY Common Stock not indirectly held by AFC will be converted into the right to 0.400 shares of AFC Common Stock and $17.80 in cash, so that the aggregate value of the stock and cash consideration payable for each share of APY Common Stock will be $33.00, /(1)/ subject to a symmetrical pricing collar of 6.5%.

                               . Alternatively, shareholders may elect to receive either all cash or all common stock, subject to proration in the event of oversubscription.










                               -------------------------------------------------
                               /(1)/ Assumes an average price of $38.00 per
                                     share of AFC Common Stock for calculation of exchange ratio. The average price used to determine the cash portion will be the average closing price for the three trading days prior to the

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Executive Summary
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--------------------------------
Description of Collar            If the Three Day Average is $38.00, the 6.5%
                                 symmetrical pricing collar will ensure that not more than $33.99 and not less than $32.01 in value (based solely on the market price of the AFC Common Stock) will be paid by AFC for each share of the APY Common Stock. The symmetrical pricing collar will be based upon the average closing price for the AFC Common Stock for the 10 trading days ending on the fifth trading day prior to closing. Approximately 9.7 million shares of the AFC Common Stock will be issued pursuant to the Merger.

                                   Assumed Average AFC        Value of Stock
                                       Share Price             Consideration           Cash           Total Consideration
                                 -----------------------   --------------------  ----------------  -------------------------
                                          $30.00                   $12.00              $20.01                $32.01
                                           33.00                    13.20               18.81                 32.01
                                           35.63                    14.21               17.80                 32.01
                                           38.00                    15.20               17.80                 33.00
                                           40.38                    16.19               17.80                 33.99
                                           43.00                    17.20               16.79                 33.99
                                           46.00                    18.40               15.59                 33.99

                                 [GRAPH APPEARS HERE]

[The graph illustrates the information contained in the numerical table above, showing the total value of the Merger Consideration and the cash/stock breakdown thereof for a range of assumed average AFC Common Stock prices from $30.00 per share to $46.00 per share, and the effect of the symmetrical pricing collar.]

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Executive Summary
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--------------------------------
Relevant Transaction Multiples

                                  APY Multiples Based on $33.00 Per Share Offer.
                                  Price/Book                                          1.22x
                                  Price/1997 Earnings (a)                            15.4x
                                  Price/1997 Levered Earnings (b)                    14.5x
                                  Premium to 12/16/96 Trading Price
                                    (1 day prior to offer date)                      15.79%
                                  Premium to 10/17/96 Trading Price
                                    (60 days prior to offer date)                    12.34%

--------------------------------
AFC Pro Forma Financial Results

                                  GAAP Data                                         Projected
                                                                                       1997          Pro Forma
                                                                                 --------------- -------------------
                                  Operating Earnings Per Share (c)                     $3.15            $3.02
                                  Book Value Per Share (ex FAS115)                    $34.60           $35.50
                                  Debt/Total Capital                                   10.3%             7.6%
                                  (Debt + Preferred)/Total Capital                     10.3% (d)        19.1%
                                  EBIT/(Interest Expense + Preferred Dividends)        18.9x             6.9x

                                  Statutory Data (e)
                                  Premiums/Surplus (APY)                                1.61x            1.77x
                                  Surplus/Assets (FAFLIC)                              22.5%            19.6%
                                  Risk Based Capital (FAFLIC)                         297.1%           265.6%

                                  ----------------------------------------------------------------------------------
                                  (a)  Management earnings estimates for 1997 of $3.15 for AFC and $2.14 for APY.
                                  (b)  Management earnings estimates adjusted to reflect a pre-closing dividend of
                                       $150 million and $200 million of hypothetical debt.
                                  (c)  Management earnings estimates.
                                  (d)  Projected 1997 prior to $300 million Capital Securities issued in anticipation of the Merger.
                                  (e)  Pro Forma amounts are after giving effect to the transaction including the
                                       Recapitalization.

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Executive Summary
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--------------------------
Summary APY Valuation

                                                                           Aggregate         Per Share
                                                                        ---------------    ---------------
                               Comparable Companies Trading Range       $1,800 - $2,000    $30.18 - $33.53

                               Premium Over Comparable Companies
                                10%                                     $1,980 - $2,200    $33.20 - $36.89
                                20%                                     $2,160 - $2,400    $36.22 - $40.24

                               Comparable Acquisitions                  $1,800 - $2,100    $30.18 - $35.21

                               DCF                                      $1,800 - $2,100    $30.18 - $35.21

                               Merrill Lynch Reference Range            $1,900 - $2,300    $31.86 - $38.56

--------------------------
Other Positive Value Items

                               . Being included in the consolidated return of the life insurance company will allow the property and casualty company to avoid alternative minimum tax on its investment income. The additional investment flexibility should allow APY to earn additional investment income on its $3.45 billion portfolio, depending upon the taxable/municipal spread which exists at that time.

                               .  Conservatism in APY reserve position.






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Executive Summary
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--------------------------------------
Sources and Uses of Funds at Closing*

                                        Sources:
                                        AFC Common Stock issued to APY shareholders      $367.4
                                        Capital Securities (a)                            300.0
                                        Cash from APY                                     150.7
                                                                                      --------------
                                          Total                                          $817.6
                                                                                      ==============

                                        Uses:
                                        Purchase of APY Common Stock                     $797.6
                                        Estimated Transaction Fees and Expenses            20.0
                                                                                      --------------
                                          Total                                          $817.6
                                                                                      ==============

--------------------------------------
AFC Capital Structure *

                                                                                        1996 Pro Forma for
                                                                                          Transaction and
                                                                1996 Year End                Financing
                                                           ------------------------ --------------------------
                                         Long-Term Debt              $202                       $202
                                         Capital Securities (a)        --                        300
                                         Common Equity              1,589                      1,981
                                                           ------------------------ --------------------------
                                           Total                   $1,791                     $2,483
                                                           ======================== ==========================

* Assumes $33.00 in consideration paid per APY share. Consideration consists of
0.400 AFC shares at an assumed price of $38.00 per share and $17.80 in cash.
(a) Capital Securities were issued on February 3, 1997 in anticipation of the Merger.

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Executive Summary
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Overview of Reorganization and Recapitalization


                           Organizational Structure
               -------------------------------------------------


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--------------------------------------------------------------------------------

                Allmerica Property & Casualty Companies, Inc. -
                              Valuation Analysis

--------------------------------------------------------------------------------

Allmerica Property & Casualty
--------------------------------------------------------------------------------
Summary Valuation Analysis
(Dollars in millions)

I. Publicly Traded Comparables

                                                                High/Low               Merrill Lynch
                                        APY (b)              Multiple Range            Selected Range
                                      -----------          ------------------       --------------------
Assumed 1996 Earnings (a)                $112.0            11.6x    -   22.2x         13.0x  -  14.0x
Assumed 1997 Earnings (a)                $120.7             8.7x    -   15.8x         12.0x  -  13.0x
Assumed 1997 Levered Earnings            $111.2             8.7x    -   15.8x         12.0x  -  13.0x
12/31/96 GAAP Equity                   $1,610.0             1.1x    -    1.9x         1.2x   -   1.3x
                                          Pre-Closing Plus Hypothetical       Relevant                 Per
                                            Dividend        Debt            Equity Range              Share
                                          ----------------------------- --------------------- ----------------------
Assumed 1996 Earnings (a)                   $150.0      $       -       $1,605.7  - $1,717.7   $26.92   -    $28.80
Assumed 1997 Earnings (a)                    150.0              -        1,598.1  -  1,718.8    26.79   -     28.82
Assumed 1997 Levered Earnings                150.0            200.0      1,683.9  -  1,795.1    28.23   -     30.10
12/31/96 GAAP Equity                         150.0              -        2,082.0  -  2,243.0    34.91   -     37.61

                                        Merrill Lynch Selected Range    $1,800.0  - $2,000.0   $30.18   -    $33.53
                                                                                       Merrill Lynch
                                                                                       Selected Range
                                                                                    --------------------
Implied 1997E P/E Multiple                                                            13.7x  -  15.3x
Implied Price/Book Multiple                                                           1.0x   -   1.1x
II. Acquisition Premiums over Merrill Lynch Selected Range
                                                                              Relevant                 Per
                                                                            Equity Range              Share
                                       -------------------------------- --------------------- ----------------------
                                        10.0%                           $1,980.0  - $2,200.0   $33.20   -    $36.89
                                        20.0%                            2,160.0  -  2,400.0    36.22   -     40.24
                                       -----------------------------------------------------------------------------
III. Acquisition Multiples
                                                               High/Low                Merrill Lynch
                                        APY (b)              Multiple Range            Selected Range
                                      -----------          ------------------       --------------------
1996 Adjusted Stat. Net Oper. Income    $104.2             10.1x   -    18.8x       14.0x    -     19.0x
1996 Adjusted Capital & Surplus       $1,056.6              1.1x   -     2.6x       1.5x     -      1.8x
1996 GAAP Equity                      $1,610.0              0.6x   -     1.4x       1.2x     -      1.3x
                                             Plus        Less Existing
                                          Pre-Closing   Holding Company       Relevant                 Per
                                            Dividend        Debt             Equity Range             Share
                                       -------------------------------- --------------------- ----------------------
1996 Adjusted Stat. Net Oper. Income   $     150.0       $      26.0    $1,583.3  -  $2,104.5   $26.55   -    $35.29
1996 Adjusted Capital & Surplus              150.0              26.0     1,708.9  -   2,025.9    28.65   -     33.97
1996 GAAP Equity                             150.0              26.0     2,056.0  -   2,217.0    34.47   -     37.17
                                        ----------------------------------------------------------------------------
                                        Merrill Lynch Selected Range    $1,800.0   - $2,100.0   $30.18   -    $35.21
                                        ----------------------------------------------------------------------------
                                                                                       Merrill Lynch
                                                                                       Selected Range
                                                                                    --------------------
Implied 1996 Adjusted Stat. Net Oper. Income Multiple                                 16.1x  -  19.0x
Implied 1996 Adjusted Capital & Surplus Multiple                                      1.6x   -   1.9x
Implied 1996 GAAP Equity Multiple                                                     1.0x   -   1.2x
IV.  Discounted Dividend Analysis (c)                               Terminal Forward Multiple               Per Share Value
                                                                ---------------------------------  ---------------------------------
                                                                   11.0x      13.0x        15.0x       11.0x      13.0x      15.0x
                                                                ---------------------------------  ---------------------------------
                                           Assumed        11.5%   $1,757     $1,966       $2,176      $29.46     $32.97     $36.48
                                          WACC (d)        10.5%   $1,810     $2,029       $2,248      $30.35     $34.02     $37.69
                                                           9.5%   $1,866     $2,095       $2,324      $31.28     $35.13     $38.97
                                       ---------------------------------------------------------------------------------------------
                                        Merrill Lynch Selected Range                      $1,800.0 -  $2,100.0   $30.18 -   $35.21
------------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Overall Selected Acquisition Range                                          $1,900.0 -  $2,300.0   $31.86 -   $38.56
------------------------------------------------------------------------------------------------------------------------------------

(a) Source: Management Projections.
(b) Assumes the financing of a portion on the purchase price with a dividend of $150 million at closing.
(c) Equal to the sum of the stand alone discounted dividend analyses of the Hanover Insurance Company and 82.5% of the terminal value of Citizens Insurance Company of America.
(d) APY has a beta of 0.6 and a weighted average cost of capital of 10.5%

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Allmerica Property & Casualty Companies, Inc.
--------------------------------------------------------------------------------
Public Market Valuations of Selected Property & Casualty Insurance Companies (Dollar amounts in millions, except per share data.)

                                                                                                   Operating
                                              Market          52 Week           1997                 EPS (a)
                                   Price      Value     --------------------    YTD %    -----------------------------
Company                           2/14/97     ($MM)       High        Low      Change       1995      1996     1997E
-------                          ---------   --------   ---------  ---------  ---------  ---------  --------  --------
ALFA Corp.                         $11.88      $484.3     $15.63     $10.25      -5.9%    $   0.53   $  0.74  $ 1.15

American States *                   27.50     1,652.8      27.88      19.38       3.8%         NA       2.32    2.81

Berkley                             50.00       983.0      53.50      40.25      -1.5%        2.50   3.63 (c)   4.31

Cincinatti Financial                66.50     3,708.5      66.75      53.25       2.5%        3.65      3.38    4.22

Harleysville Group *                30.75       421.8      31.50      24.25       0.8%        2.95   1.90 (c)   3.52

Ohio Casualty                       41.00     1,442.3      41.75      30.00      15.5%        2.68      1.85    3.07

SAFECO Corp.                        41.25     5,199.6      42.38      30.88       4.6%        2.84      3.02    3.28

St. Paul Companies                  70.13     5,875.1      71.00      50.13      19.6%        5.07      4.55    5.64

Selective Ins. Group Inc.           41.75       606.2      43.50      31.00       9.9%        3.57      3.60    4.33

State Auto Financial Corp. *        18.25       330.1      19.00      12.75       1.4%        1.42   1.10 (c)   1.57

-----------------------------------------------------------------------------------------------------------------------------
Allmerica P&C- First Call           $31.63    $1,886.3     $31.88     $25.00        4%       $2.14   $1.98     $2.23
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
APY- Management Projections'        $31.63    $1,886.3     $31.88     $25.00        4%       $2.14   $1.98     $2.14
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
Citizens Corp. - First Call         $24.00      $846.4     $24.13     $17.63        7%       $1.95   $2.10     $2.07
-----------------------------------------------------------------------------------------------------------------------------


                                                                                                                              Stat.
                                         Operating                                                                         Multiples
                                       P/E Multiples               Book        Price/                              1997    ---------
                                 --------------------------        Value        Book      Div.   (Debt + Pref.) /Estimated    NPW/
Company                           1995      1996     1997E      Per Share (b)  Value     Yield      Capt. (b)      ROE      Surplus
------------------------         -------  -------- --------    -------------- -------  --------- -------------- ----------- --------
ALFA Corp.                       22.41x    16.05x    10.33 x       $7.58       1.57x      3.2%       22.2%        15.17%      0.64x

American States *                   NA     11.85      9.79         21.00       1.31       3.1%       19.2%        13.38%      1.70

Berkley                          20.00     13.77     11.60         45.44       1.10       1.0%       36.7%         9.49%      1.07

Cincinatti Financial             18.22     19.67     15.76         52.46       1.27       2.1%       10.2%         8.04%      1.21

Harleysville Group *             10.42     16.18      8.74         25.67       1.20       2.5%       21.7%        13.71%      2.12

Ohio Casualty                    15.30     22.16     13.36         31.18       1.32       3.9%        4.8%         9.85%      1.95

SAFECO Corp.                     14.52     13.66     12.58         31.02       1.33       2.6%       23.4%        10.57%      1.40

St. Paul Companies               13.83     15.41     12.43         46.24       1.52       2.5%       15.8%        12.20%      2.10

Selective Ins. Group Inc.        11.69     11.60      9.64         31.13       1.34       2.7%       19.7%        13.91%      2.45

State Auto Financial Corp. *     12.85     16.59     11.62          9.72       1.88       0.9%        1.3%        16.15%      1.67

                    ---------------------------------------------------------------------------------------------------------------
                    High         22.41 x   22.16 x   15.76 x                   1.88 x     3.9%       36.7%         16.2%      2.45x
                    Mean         15.47     14.98     11.58                     1.38       2.4%       17.5%         12.2%      1.63
                    Median       14.52     15.41     11.61                     1.32       2.5%       19.4%         12.8%      1.69
                    Low          10.42     11.60      8.74                     1.10       0.9%        1.3%          8.0%      0.64
                    ---------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Allmerica P&C- First Call        14.78 x   15.97 x   14.18 x      $26.99(d)    1.17 x     0.5%        1.8%          8.96%
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
APY- Management Projections'     14.78 x   15.97 x   14.78 x      $26.99 (d)   1.17 x     0.5%        1.8%          8.60%
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Citizens Corp. - First Call      12.31 x   11.43 x   11.59 x      $21.39 (d)   1.12 x     0.8%        0.0%          9.79%
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------
* Designates a company where the trading public is the minority.
(a) Source of Earnings Estimates:  First Call, February 12, 1997.
(b) Data at or for the nine months ended September 30, 1996.
(c) Estimated EPS for the year ended December 31. 1996.
(d) Data at or for the nine months ended December 31, 1996.

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Allmerica Property & Casualty Companies, Inc.
--------------------------------------------------------------------------------
Selected Property & Casualty Insurance Acquisition Transactions
(Amounts in Millions of Dollars)

                                                                       Statutory Multiples
                                                            -----------------------------------------
                                                                        Enterprise Value /
                                                            -----------------------------------------
                                                                        Net                  Net
  Date      Acquirer/                            Enterprise  Total   Premiums   Capital &  Operating
Announced     Target                                Value    Assets   Written    Surplus    Income
--------- -------------------------------------- ---------- -------- --------- ----------  ----------
05/18/96  Orion Capital Corp/(1)/                  $277.0     0.5x      0.6x      1.7x       18.8x
            Guaranty National
12/30/95  Ohio Farmers Insurance                     89.7     1.2       2.2        2.6         NM
            Beacon Insurance Co. of America
11/29/95  Travelers Inc.                           4035.0     0.3       0.9        1.6         NM
            Aetna - Property & Casualty Business
06/19/95  Unitrin Inc                               105.8     0.4       0.6        1.8         NA
            Milwaukee Insurance Group
04/27/95  Guaranty National Corporation             102.7     0.5       0.7        1.2        10.1
            Viking Insurance Holdings
11/23/93  Anthem P&C Holdings, Inc.                 100.0     0.5       0.8        1.5        11.0
            Federal Kemper Ins. Co.
07/01/93  St. Paul Cos. Inc.                        420.0     0.6       1.0        1.8        14.2
            Economy Fire & Casualty Co.
08/02/90  Allianz AG Holding Berlin                3100.0     0.3       1.2        2.2         NM
            Fireman's Fund Corp.
02/17/89  Zurich Versicherungs                      781.1     0.2       0.4        1.1         NM
            Maryland Casualty Co.

                                          -----------------------------------------------------------
                                          High    $4,035.0    1.2x      2.2x       2.6x       18.8x
                                          Low         89.7    0.2       0.4        1.1        10.1
                                          Mean     1,001.3    0.5       0.9        1.7        13.5
                                          Median     277.0    0.5       0.8        1.7        12.6
                                          -----------------------------------------------------------

                                                                         GAAP Multiples
                                                -----------------------------------------------------------------------
                                                Enterprise Value /                  Equity Price/
                                                ------------------  ---------------------------------------------------
                                                                          Common             Common           Net
  Date      Acquirer/                              Total   Total          Equity             Equity        Operating
Announced     Target                              Assets  Revenue   (inc. FAS 115)/(5)/  (excl. FAS 115)     Income
--------- -------------------------------------- -------- -------   -------------------  ---------------  -------------
05/18/96  Orion Capital Corp /(1)/                  0.4x    0.8x             1.3x               1.4x         19.6x/(2)/
            Guaranty National
12/30/95  Ohio Farmers Insurance                     NA      NA               NA                 NA            NA
            Beacon Insurance Co. of America
11/29/95  Travelers Inc.                            0.2     0.8              1.0                1.1          12.0/(3)/
            Aetna - Property & Casualty Business
06/19/95  Unitrin Inc                               0.3     0.9              1.3                1.3            NM
            Milwaukee Insurance Group
04/27/95  Guaranty National Corporation             0.5      NA              1.2/(4)/           1.1            NA
            Viking Insurance Holdings
11/23/93  Anthem P&C Holdings, Inc.                  NA      NA               NA                 NA            NA
            Federal Kemper Ins. Co.
07/01/93  St. Paul Cos. Inc.                         NA      NA              1.4                 NA            NA
            Economy Fire & Casualty Co.
08/02/90  Allianz AG Holding Berlin                 0.4      NA               NA                 NA            NA
            Fireman's Fund Corp.
02/17/89  Zurich Versicherungs                      0.2     0.4              0.6                0.6            NM
            Maryland Casualty Co.

                                          -----------------------------------------------------------------------------
                                          High      0.5x    0.9x             1.4x               1.4x         19.6x
                                          Low       0.2     0.4              0.6                0.6          12.0
                                          Mean      0.3     0.7              1.1                1.1          15.8
                                          Median    0.4     0.8              1.3                1.1          15.8
                                          -----------------------------------------------------------------------------

--------------------------------------------------------------------------------
         /(1)/ Of the universe of comparable companies, Orion Capital Corp./Guaranty National is the only minority buy-in.
         /(2)/ $12 million in reserve book-ups are excluded from pre-tax operating income.
         /(3)/ $700 million(after-tax) reserve charge is added back to net operating income.
         /(4)/ Purchase price includes a $10 million contingent note for $15 million of reserve redundancy. Book value was therefore $10 million higher than reported if the $102.7 million purchase price is actually paid.
         /(5)/  Prior to 1995, mark-to-market only applied to equity securities.

--------------------------------------------------------------------------------

                                   Appendix

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                Allmerica Property & Casualty Companies, Inc. -
                            Stock Price Performance

--------------------------------------------------------------------------------

Allmerica Property & Casualty Companies, Inc.
--------------------------------------------------------------------------------
APY vs P&C Composite
Daily Closing Price Performance, from 2/14/96 to 2/14/97

[LINE GRAPH APPEARS HERE]

[The graph compares the price performance of APY Common Stock with the performance of the S&P 500 index and a property and casualty industry composite index (comprised of ALFA, ASX, BKLY, CINF, HGIC, OCAS, SAFC, SPC, SIGI, and
STFC) for the period from February 14, 1996 through February 14, 1997.]
--------------------------------------------------------------------------------
Merrill Lynch & Co.

Allmerica Property & Casualty Companies, Inc. - Stock Price Performance
--------------------------------------------------------------------------------
Daily Stock Price and Trading Volume from 10/17/95 to 2/14/97

[LINE GRAPH APPEARS HERE]

[BAR GRAPH APPEARS HERE]

[The line graph compares the price performance of APY Common Stock to the performance of the S&P 500 index for the period from October 17, 1995 through February 14, 1997. The bar graph shows the daily trading volume of APY Common Stock for the same period.]
--------------------------------------------------------------------------------


Merrill Lynch & Co.

--------------------------------------------------------------------------------

                       Allmerica Financial Corporation -
                Valuation Analysis and Stock Price Performance

--------------------------------------------------------------------------------

Allmerica Financial Corporation
--------------------------------------------------------------------------------
Summary Valuation Analysis
(Dollars in millions)

I. Publicly Traded Comparables

                                                             Merrill Lynch                    Relevant                Per
                                  AFC      Multiple Range    Selected Range                  Equity Range            Share
                               --------- ------------------ -----------------          ----------------------- -------------------
1996 Earnings                    $132.9    11.7x  -  18.9x   12.0x  -  15.0x            $1,594.8  -  $1,993.5   $31.83  -  $39.79
Assumed 1997 Earnings/(a)/       $157.9    10.0x  -  13.9x   10.0x  -  13.0x             1,579.0  -   2,052.7    31.52  -   40.97
12/31/96 GAAP Equity           $1,720.0     1.0x  -   2.4x    1.1x  -   1.3x             1,892.0  -   2,236.0    37.76  -   44.63
                               ---------------------------------------------------------------------------------------------------
                                Merrill Lynch Selected Range                            $1,650.0  -  $2,100.0   $32.93  -  $41.92
                               ---------------------------------------------------------------------------------------------------
Implied 1997E P/E Multiple                                   12.4x  -  15.8x
Implied P/B Multiple                                          1.0x  -   1.2x

II.  Control Premiums over Public Trading Range

     Not applicable.  Not a control transaction.

III. Acquisition Multiples

     There are no comparable acquisitions for multiline insurance companies.

IV.  Discounted Dividend Analysis/(b)/

                                            APY                                   FAFLIC
                               -----------------------------            --------------------------
                                 Terminal Forward Multiple                  Risk Based Capital
                               ----------------------------- Discount   --------------------------
                                10.0x      12.0x     14.0x    Factor     250%      225%      200%              Total/(c)/
                               -----------------------------            --------------------------   ------------------------------
           Discount    11.5%   $1,757     $1,966    $2,176     12.5%     $619      $656      $692     $1,673    $1,961     $1,997
             Factor    10.5%    1,810      2,029     2,248     11.5%      695       730       765      1,781     2,079      2,113
                        9.5%    1,866      2,095     2,324     10.5%      772       805       837      1,892     2,199      2,232
                               -----------------------------            --------------------------   ------------------------------

                               ----------------------------------------------------------------------------------------------------
                               Merrill Lynch Discounted Cash Flow Analysis Selected Range  $1,750  -  $2,100    $34.93  -  $41.92
                               ----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Overall Selected Range                                                       $1,700  -  $2,100    $33.93  -  $41.92
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------
(a) Source: Management projections.
(b) Presented as the sum of the stand alone discounted dividend analysis of APY and FAFLIC
(c) Assumes 60.0% of APY discounted dividend value plus 100.0% FAFLIC actuarial appraisal.

[LOGO OF MERRILL LYNCH APPEARS HERE]
                                    --------------------------------------------

Allmerica Financial Corporation
--------------------------------------------------------------------------------
Publicly Traded Comparable Company Analysis
(Dollar amounts in millions, except per share data.)

                                                                                     Operating
                                  Market            52 Week         1997              EPS (b)
                       Price      Value       ------------------    YTD %  -----------------------------
Company               2/14/97     ($MM)        High        Low     Change    1995      1996      1997E
-------              --------- ----------     -------- ---------  -------- --------  --------  ---------
Allstate              $67.63   $30,228.38     $67.88     $37.38      17%   $   3.53  $   3.57  $  4.85

CIGNA                 161.38    12,757.50     161.63     100.75      18%       NM       13.14    13.94

CNA Financial         108.50     6,705.08     117.50      95.75       1%       7.37       9.5    10.83

ITT Hartford           80.75     9,463.42      81.00      44.50      20%       4.08       4.8     6.32

Lincoln National       58.50     6,121.15      59.88      40.75      11%       2.95       4.0     4.54

Unitrin                52.00     1,941.58      56.38      44.25      -7%       2.92    3.40(c)    3.80

--------------------------------------------------------------------------------------------------------
Allmerica Financial   $39.25  $  1,967.80     $39.63  $   24.75      17%   $   2.67  $   2.75 $   3.24
    (First Call)
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Allmerica Financial   $39.25  $  1,967.80     $39.63  $   24.75      17%   $   2.67  $   2.65 $   3.15
     (Management Projections')
--------------------------------------------------------------------------------------------------------



                                               Operating
                                           P/E Multiples (b)             Book        Price/                                  1997
                                     -----------------------------       Value        Book      Dividend  (Debt + Pref.)/ Estimated
Company                                1995       1996     1997E     per Share(a)    Value       Yield       Capt.           ROE
-------                              --------- --------- ---------   ------------  ---------   ----------  ------------  -----------
Allstate                              19.16x     18.94x    13.94x       $27.74        2.44x       1.3%       10.5%          17.48%

CIGNA                                  NM        12.28     11.58         93.22        1.73        2.0%       17.3%          16.01%

CNA Financial                         14.72      11.73     10.02        106.17        1.02        0.0%       32.0%          10.75%

ITT Hartford                          19.79      17.63     12.78         34.68        2.33        2.0%       31.4%          16.89%

Lincoln National                      19.83      13.60     12.89         40.97        1.43        3.1%       45.0%          16.32%

Unitrin                               17.81      15.29     13.68         38.84        1.34        4.3%        7.9%           9.84%

                         -----------------------------------------------------------------------------------------------------------
                         High         19.83x     18.94x    13.94x                     2.44x       4.3%       45.0%           17.5%
                         Mean         18.26      14.91     12.48                      1.71        2.1%       24.0%           14.5%
                         Median       19.16      14.45     12.83                      1.58        2.0%       24.4%           16.2%
                         Low          14.72      11.73     10.02                      1.02        0.0%        7.9%            9.8%
                         -----------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Allmerica Financial                   14.70x     14.27x    12.11x      $  34.40       1.14x         0.5%       11.0%           9.95%
    (First Call)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Allmerica Financial                   14.7x      14.807x   12.46x      $  34.40       1.14x         0.5%       11.0%           9.67%
     (Management Projections')
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------
(a) Data at or for the nine months ended September 30, 1996.
(b) Source of Earnings Estimates:  First Call, February 12, 1997.
(c) Estimated EPS for the year ended December 31, 1996.


[LOGO OF MERRILL LYNCH APPEARS HERE]--------------------------------------------

Allmerica Financial Corporation - Stock Price Performance
--------------------------------------------------------------------------------
Daily Stock Price and Trading Volume from 10/17/95 to 2/14/97

[LINE GRAPH APPEARS HERE]

[BAR GRAPH APPEARS HERE]

[The line graph compares the price performance of AFC Common Stock to the performance of the S&P 500 index for the period from October 17, 1995 through February 14, 1997. The bar graph shows the daily trading volume of AFC Common Stock for the same period,]
--------------------------------------------------------------------------------

Merrill Lynch & Co.
                                                                              16